As filed with the Securities and Exchange Commission on August 14, 2000 Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       Post-Effective Amendment No. 1 To
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Cox Communications, Inc.
             (Exact name of registrant as specified in its charter)

               Delaware                                   58-2112281
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                     Identification No.)

          1400 Lake Hearn Drive                              30319
            Atlanta, Georgia                               (Zip Code)
  (Address of Principal Executive Offices)


                            COX COMMUNICATIONS, INC.
                            LONG-TERM INCENTIVE PLAN
                              (Full title of plan)

                             DOW, LOHNES & ALBERTSON
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000


                         CALCULATION OF REGISTRATION FEE

------------------------ --------------------- ------------------------ --------------------- -----------------------
 Title Of Security        Amount Being         Proposed Maximum         Proposed Maximum       Amount Of
Being Registered         Registered*           Offering Price Per       Aggregate Offering    Registration Fee
                                               Share(**)                Price(**)
------------------------ --------------------- ------------------------ --------------------- -----------------------
------------------------ --------------------- ------------------------ --------------------- -----------------------
Class A Common Stock,     12,000,000            $31.81                        $381,750,000       $100,782
$.01 Par Value
------------------------ --------------------- ------------------------ --------------------- -----------------------

(*) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

    This Registration Statement on Form S-8 (the "Registration Statement") is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") to register additional shares of the registrant's common stock issuable pursuant to the Cox Communications, Inc. Long-Term Incentive Plan (the "LTIP"). Unless otherwise noted herein, this Registration Statement incorporates by reference the contents of the registrant's registration statement on Form S-8 (File No. 33-91506), and all exhibits thereto, relating to the LTIP, which was previously filed with the Securities and Exchange Commission on April 24, 1995.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

    As of the date of this registration statement, attorneys of Dow, Lohnes & Albertson, PLLC hold shares of the Company's Class A Common Stock, which, in aggregate, have a market value in excess of $50,000.

Item 8.  Exhibits


Exhibit Number        Description of Exhibit                                                Page
--------------        ----------------------                                                 ----
5                     Opinion of Dow, Lohnes & Albertson, PLLC                                 4

23.1                  Consent of Deloitte & Touche LLP                                         6

23.2                  Consent of Dow, Lohnes & Albertson (contained in their
                      opinion in Exhibit 5)                                                    4


                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 14th of August, 2000.

                                   COX COMMUNICATIONS, INC.


                                   By: /s/ James O. Robbins
                                   ------------------------
                                       James O. Robbins
                                       President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act, this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

Signature                                       Capacity                          Date
---------                                       --------                          ----

/s/ James C. Kennedy                             Director and  Chairman of the    August 14, 2000
---------------------                            Board
James C. Kennedy

/s/ James O. Robbins                             Director, President and          August 14, 2000
---------------------                            Chief Executive Officer
James O. Robbins

/s/ Jimmy W. Hayes                               Executive Vice President,        August 14, 2000
---------------------                            Finance & Administration &
Jimmy W. Hayes                                   Chief Financial Officer
                                                 (Principal Financial Officer)

/s/ Howard B. Tigerman                            Controller                      August 14, 2000
---------------------                             (Principal Accounting Officer)
John M. Dyer


/s/ David E. Easterly                             Director                        August 14, 2000
---------------------
David E. Easterly

/s/ Robert C. O'Leary                             Director                        August 14, 2000
----------------------
Robert C. O'Leary




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